Exhibit 10.6

EMPLOYMENT CONTRACT （FOREIGN NATIONAL OR HONG KONG, MACAO OR TAIWAN RESIDENT）	劳动合同 (外籍员工或港澳台员工适用)
This Contract (“Contract”) is entered into by and between:	本合同 (“合同”)由以下双方签订：
Otis Elevator Management (Shanghai) Co.,Ltd. (the“Company”), a company with its registered address at 402,Building 5, No. 3000, Longdong Avenue, China (Shanghai) Pilot Free Trade Zone, the current legal representative being Loh Siow Lee; and
奥的斯电梯管理（上海）有限公司（“公司”），一家法定地址在中国（上海）自由贸易试验区龙东大道3000号5号楼402室，当前的法定代表人是Loh Siow Lee；及
Loh Siow Lee, a national of Singapore, Passport Number K1943286K, having the residential address Room 501, Tower 2, Lane 28, Hua Yuan Shi Qiao Road, Pudong District, Shanghai, China (the “Employee”).	Loh Siow Lee，新加坡籍，护照号码K1943286K，居住地址：上海市浦东新区花园石桥路28弄2号501室 （“员工”）。
The Company and the Employee are referred to collectively as the “Parties” and each individually as a “Party”.	公司和员工以下共同称作“双方”，单独称作“一方”。
The Company hereby employs the Employee to render full-time services to the Company in accordance with the Regulations for the Administration of Employment of Foreigners in China and applicable Shanghai regulations.
根据《外国人在中国就业管理规定》及上海市相关规定，公司在此雇佣员工为公司提供全职服务。
Upon a negotiated consensus, both Parties agree as follows:	双方经协商一致达成如下约定：
1. Contract Term	1. 合同期限
1.1    The term of this Contract, the Anticipated Commencement Date, and the Anticipated Ending Date are set forth in Annex A. To avoid ambiguity, the Parties hereby confirm that, this Contract will be recognized as a fixed-term employment contract concluded between the Parties.
1.1 本合同的期限、预计起始日及预计终止日均在附件A中列明。为免疑义，双方在此确认，本合同将被视为双方签订的固定期限劳动合同。
2. Position, Duties, and Location of Work	2. 岗位、职责和工作地点
2.1    The position of the Employee is set forth in Annex A. The Employee agrees that the Company may reasonably transfer the Employee to a different job position on a temporary or permanent basis pursuant to the business or operational requirements of the Company, and the Employee’s professional, technical or physical abilities and work performance. The job duties and reporting supervisor shall be provided separately by the Company to the Employee.
2.1 员工的岗位在附件A中列明。员工同意，公司可根据公司的业务或经营需要以及员工的专业、技术或身体能力和工作表现，暂时或永久地将员工合理调至另一岗位。工作职责和汇报主管将由公司另行向员工告知。
2.2    The Employee shall work at the Company’s location as set forth in Annex A. The Company may arrange for the Employee business travels to regions outside his/her place of work from time to time or assign the Employee to other regions. The Company may also temporarily second the Employee to other locations, in accordance with business needs.
2.2 员工应在附件A中列明的公司地点工作。公司可安排员工不时前往其工作地点以外的区域出差或将员工调至其他区域。公司也可根据业务需要，暂时将员工借调至其他地点。
3. Representations, Warranties and Undertakings	3. 陈述、保证和承诺
3.1 The Employee hereby represents, warrants, and undertakes the following:	3.1 员工在此陈述、保证和承诺如下：

a.as of the Anticipated Commencement Date and through the term of this Contract, the Employee is not employed by any other entity in China, that the Employee’s employment by the Company under the Contract does not violate any contractual or statutory obligations of the Employee, and that the Employee has full capacity to enter into the Contract;
a. 自预计起始日起并在本合同的整个期限内，员工不受雇于任何其他在中国的实体，员工在合同项下受雇于公司不违反员工的任何合同或法定义务，且员工具有签订合同的完全行为能力；
a.the Employee shall devote all of his/her professional time and effort to the Company’s business on a full time basis, and refrain from any professional practice other than on account of or for the benefit of the Company regardless of with compensation or not, unless the prior written consent has been obtained from the Company; and
b. 员工应当作为全职人员将其全部专业时间和精力投入公司业务，且无论是否获得报酬均不得从事非为公司利益的任何其他专业活动，但获得公司事先书面同意的除外；及
c. through the term of this Contract, the Employee shall maintain valid work authorization to be employed by the Company and valid residence authorization.	c. 在整个合同期间，员工应当保持有效的受雇于公司的就业证件和居留许可。
4. Work Conditions, Working Hours, and Leaves	4. 工作条件、工作小时和假期
4.1    The Company will provide the Employee with work conditions, labor protection, and protection against occupational hazards that conform to PRC laws and national and local regulations, and shall ensure that the Employee’s working environment is healthy and safe.
4.1 公司将向员工提供符合中国法律和国家及地方法规的工作条件、劳动保护及职业危害保护，并确保员工工作环境的健康、安全。
4.2 Working hours shall be prescribed by the Company in accordance with the relevant law.	4.2 工作小时应由公司根据相关法律规定确定。
4.3    The Employee shall be entitled to take annual leaves in accordance with the provision of Overseas Employment Document signed with the Overseas Employer. The Employee acknowledges that such annual leave entitlement has included any and all statutory annual leaves that the Employee may be entitled to under the Chinese law.
4.3 员工有权根据其与境外雇主签订的境外劳动文件的约定享受年假。员工确认，其享有的该等年假已包含员工根据中国法律可能享有的任何及所有法定年假。
5. Remuneration and Social Insurance	5. 薪酬和社保
5.1 The Employee’s monthly base salary is set forth in Annex A.	5.1 员工的月基本工资在附件A中列明。
5.2    The Employee shall pay individual income tax as required by law. The Company will withhold individual income tax and any other required contributions from the remuneration as required by applicable law; and remit to the relevant authorities on the Employee’s behalf.
5.2 员工应依法缴纳个人所得税。公司将按照适用法律从薪酬中代扣个人所得税和任何其他要求的缴费，并代表员工向有关机构进行缴纳。
5.3 The Company may utilize a third party agency to handle payroll matters.	5.3 公司可使用第三方代理处理工资事宜。

5.4 The Company may decide to pay to the Employee other variable, additional, and non-recurrent bonuses or other payments in accordance with the Company’s compensation policy.	5.4 公司可根据公司的报酬政策决定向员工支付其他可变的、额外的和非经常性的奖金或其他款项。
5.5    To the extent permissible under the applicable laws, and upon the Employee’s request, the Employee acknowledges and agrees that he/she will not be enrolled in any PRC social insurance and housing fund scheme. In case during the Employee’s employment with the Company he/she become mandatorily required to participate in PRC social insurance and housing fund schemes according to local rules and practice, the Company will contribute social insurances and housing fund for the Employee and assume the amount which shall be contributed by the Employee.
5.5 在适用法律允许的范围内，并按照员工的要求，员工知晓并同意其将不参加任何中国的社会保险和住房公积金。如在其雇佣期间，依据地方法律规定和实践员工被强制要求参加中国的社会保险和住房公积金的，公司将有权为其缴纳各项社会保险和住房公积金并承担应由员工个人缴纳的部分。
5.6    The Employee acknowledges that he/she may enter into a concurrent employment with another associated company of the Company outside of the jurisdiction of the PRC (“Overseas Employer”) and sign the employment contract or agreement or document with the same effect (“Overseas Employment Document”) with the Overseas Employer. If the items of relevant remuneration, allowances and benefits under this section and Annex A have been expressly provided in the Overseas Employment Document, to the extent permitted by law, the relevant provisions of the Overseas Employment Document shall govern; at the same time the relevant provisions under this Contract will be only deemed to restate all or part of the provisions of the Overseas Employment Document, in case of any dispute on such remuneration, allowances and benefits, the Employee can only claim against the Overseas Employer according to the Overseas Employment Document.

5.6    员工确认其可能会与公司在中国境外的其他关联公司（“境外雇主”）同时建立劳动雇佣关系，并与境外雇主签订劳动合同或具有同等效力的协议或文件（“境外劳动文件”）。本条及附件A项下所约定的相关薪酬、津贴及福利待遇项目，如在境外劳动文件中已有明确约定的，则在法律允许的范围之内，以境外劳动文件中约定的内容为准；同时本合同项下的约定仅视为对境外劳动文件中约定内容的全部或部分的重述，如果就该等薪酬、津贴及福利待遇有任何争议，员工应仅根据境外劳动文件向境外雇主提出主张。

6. Personal Conduct, Behavior and Discipline	6. 个人行为和纪律
6.1    The Employee shall observe the rules and policies of the Company as issued from time-to-time by the Company, including but not limited to the Otis Three Absolutes. The Company may reward and discipline the Employee in accordance with such rules and policies.
6.1 员工应遵守公司不时制订的公司规章制度，包括但不限于奥的斯三大基石。公司可根据该等规章制度对员工进行奖惩。
7. Termination of the Contract	7. 合同解除
7.1    The Employee agrees that in the event his/her concurrent employment with the Overseas Employer is terminated outside of the jurisdiction of the PRC, the Company is entitled to immediately terminate by written notice this Contract and the Employee’s employment with the Company, meanwhile the Employee will not be eligible to any severance pay under Chinese law.
7.1 员工同意如果其与境外雇主建立的中国境外的劳动雇佣关系被解除的，公司有权通过书面通知的方式立即解除本合同及员工与公司的劳动关系，同时员工将无权获得中国法律规定的任何经济补偿。

In the event that the Company is ordered to pay severance for the termination/ending of employment or damages for wrongful termination to the Employee according to the binding arbitration award and court judgment within the jurisdiction of the PRC, the Company is entitled to deduct the amount of any severance payment already paid by the Overseas Employer outside of the jurisdiction of the PRC from the amount payable to the Employee.
如根据中国境内的生效仲裁裁决和法院判决，公司应当向员工支付任何与解除或终止劳动关系相关的经济补偿金或者违法解除劳动关系的赔偿金的，公司有权从应向员工支付的金额中抵扣境外雇主在境外已经向其支付的任何经济补偿金金额。
7.2     The Employee agrees that if he/she fails to obtain the requisite work permit or residence permit from the relevant China government authorities for his/her employment with the Company for any reason, the Company can terminate this Contract or the Overseas Employer can change his/her work location.
7.2 员工同意如果因任何原因员工未能获得中国有关政府部门出具的受雇于公司所需的就业证件或居留许可，公司可以终止本合同或者由境外雇主变更员工的工作地点。
7.3    On the termination of this Contract, howsoever arising, the Employee shall forthwith deliver to the Company all assets belong to the Company which may then be in the Employee’s possession or under the power or control of the Employee.
7.3 在本合同解除或终止（无论因何原因）时，员工应立即向公司交付员工占有的或处于员工权力或支配下的全部公司资产。
7.4 On the termination of this Contract, howsoever arising, the Employee shall provide the work permit to the Company, and assistant the Company to cancel the work permit and residence permit.	7.4 在本合同解除或终止（无论因何原因）时，员工应当将其就业证件交给公司，并配合公司进行就业证件和居住许可的注销事宜。
8. Liability for Breach and Compensation	8. 违约责任和赔偿
8.1    If either Party breaches the Contract, thereby causing the other Party to suffer damage, the breaching Party will be liable to pay compensation according to the extent of such damage, with the exception that the Parties agree that in the event the Company is determined to have unlawfully terminated the Contract, the maximum possible damages will be limited to the compensation mandated by Chinese labor law.
8.1 如果任何一方违反本合同，因此导致另一方遭受损害，违约方将有责任根据损害的程度支付赔偿，但是双方同意在公司被认定违法解除/终止本合同的情形下，最高赔偿将仅限于中国劳动法规定的赔偿金。
8.2 Within the limits of the law, the Company has the right to deduct from the Employee’s remuneration any amount of damages or loss suffered by the Company as a result of the Employee’s action.	8.2 在法律允许的范围内，公司有权从员工的薪酬中扣除由于员工的行为导致公司遭受的损失或损害的金额。
9. Confidentiality, Intellectual Property and Protection of Information	9. 保密、知识产权及信息保护
9.1 The Employee agrees to be bound by the Confidentiality and Intellectual Property Agreement, a copy of which is attached or will be supplied to the Employee separately.	9.1 员工同意受《保密与知识产权协议》约束，该协议的副本附于本合同之后或将另行提供给员工。

9.2    The Employee acknowledges and agrees, during the Employee’s employment with the Company and thereafter, to the collection and share among the Company’s affiliates of the Employee’s personal information for business purposes within and outside of the PRC. Personal data will be collected only for lawful and relevant purposes and the Company will take practicable steps to ensure security of the personal data and to avoid unauthorized or accidental access, or other use.
9.2 员工承认并同意，在员工受雇于公司期间且在此之后，公司可为业务目的在中国境内外收集并在关联公司间共享员工的个人信息。个人资料将仅为合法和相关目的收集，且公司将采取可行措施，以确保个人资料的安全并避免未经授权或意外接触或使用个人资料。
9.3    The Company's telephone, voice mail, computer, and e-mail systems and the data stored on them are and remain at all times the property of Company. All information, including e-mail messages and files, that is created, sent, or retrieved over the Company's technical resources is the property of Company, and should not be considered private or confidential. Any electronically stored information that the Employee creates, sends to, or receives from others may be retrieved and reviewed when doing so serves the legitimate business interests and obligations of the Company.
9.3 公司的电话、语音信箱、计算机和电子邮件系统以及其中存储的数据是并始终是公司的财产。通过公司的技术资源创建、发送或获取的所有信息，包括电子邮件消息和文档，是公司的财产，且不应被视为员工的隐私或保密信息。对于员工创建、发送给第三方或从第三方获取的任何电子存储信息，公司有权为公司合法的商业利益和义务而随时获取和检查。
9.4 The provisions of this Article 9 will survive after the expiration or termination of the Contract to the extent permitted by law.	9.4 本第9条规定将在合同期满或终止后在法律允许的范围内继续有效。
10. Miscellaneous	10. 其它规定
10.1    This Contract is executed in the English language and Chinese language in two originals. In the case of any discrepancy between the two versions, the Chinese version shall prevail. Each Party will hold one executed original.
10.1 本合同以英文和中文签署两份原件。如果两种语言版本之间存在任何不一致，以中文文本为准。每一方将持有一份经签署的原件。
10.2 Except as otherwise provided herein, any amendment to the terms of this Contract will require an agreement in writing between the Parties.	10.2 除本合同中另有规定外，对本合同条款的任何修订需要双方达成书面协议。
10.3    In the event that any term hereof conflicts with the rules and policies of the Company, this Contract will prevail. Any matters that have not been addressed in the Contract will be handled in accordance with the rules and policies of the Company.
10.3 如果本合同的任何条款与公司的规章制度不一致，以本合同为准。合同中任何未尽事宜将根据公司的规章制度处理。
10.4 This Contract shall be governed and construed by the laws of the People’s Republic of China. If any dispute arises from or in connection with this Contract, the Parties shall first resolve such dispute through consultation. If the Parties fail to resolve such dispute through consultation within thirty days, both Parties have the right to apply for labor dispute arbitration in accordance with the relevant laws and regulations. Either Party who is not satisfied with the award of the arbitration may file a lawsuit before the people’s court for resolution.
10.4本合同受中国法律管辖，并应按中国法律解释。对于因本合同产生或与本合同有关的任何争议，双方应首先协商解决。如双方未能在三十日内通过协商解决该等争议，双方有权按有关法律、法规提交劳动争议仲裁；任何一方对仲裁裁决不服，可向人民法院提起诉讼解决。

10.5 If any of the provisions of this Contract is held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of any other provisions of this Contract.
10.5 本合同的任何规定被认定为无效或不可强制执行，不影响本合同任何其他规定的有效性或可强制执行性。
10.6 This Contract shall become effective and binding on the latest date signed below.	10.6 本合同自下文签署的最迟日期生效并具有约束力。
10.7    By signing this Contract, the Employee hereby acknowledges that the Company has truthfully informed the Employee as to the content of the work, the working conditions, place of work, occupational hazards, safety conditions, and compensation.
10.7 通过签署本合同，员工在此承认公司已经将工作内容、工作条件、工作地点、职业危害、安全条件和工资薪酬如实告知员工。

IN WITNESS WHEREOF the Parties have executed this Contract on the date signed below:	双方已经于下列日期签署了本合同，特此为证

Otis Elevator Management (Shanghai) Co., Ltd	奥的斯电梯管理（上海）有限公司
____________________________ (Seal)	_____________________（公章）

Date:	日期:

Loh Siow Lee	Loh Siow Lee

/s/ Loh Siow Lee	/s/ Loh Siow Lee

Date: September 18, 2025	日期: September 18, 2025

ANNEX A	附件A
Employee Name: Loh Siow Lee	员工姓名：Loh Siow Lee
Term of Contract: 2 years	合同期限： 2年
Anticipated Commencement Date: Jan 1, 2026	预计起始日： 2026年1月1日
Anticipated Ending Date: Dec 31, 2027	预计终止日： 2027年12月31 日
Position of the Employee: President, Otis Greater China	员工岗位：奥的斯大中华区总裁
Job Description:
Implementing and execute our strategy, evaluate and respond to the market dynamics, including the alignment and prioritization of New Equipment and Service growth, enhancing business digitalization, ensuring operational and customer service excellence across Otis Greater China;
Energizing colleagues, while maintaining our commitment to the Otis Absolutes of Safety, Ethics and Quality.
工作职责： 负责业务战略制定与执行，评估和响应市场动态，推动新梯和服务业务增长、以及业务数字化变革，致力于维持奥的斯在大中华区的高效运营和高质量服务； 激励员工践行奥的斯安全、合规和质量三大基石。
Work location: Shanghai	工作地点： 上海
Monthly base salary: SGD72,917	月基本工资：新加坡元72,917
Bonuses:SGD743,750/year(target)	奖金:新加坡元743,750/年(目标)
Allowance and Benefits: Allowance of: SGD4,456/month and other agreed benefits Amount may change each quarter based on Global Mobility policies	津贴、福利：津贴新加坡元4,456/月和其他约定的福利 依据公司政策，每季度的金额可能会发生变化
奥的斯电梯管理（上海）有限公司 Otis Elevator Management(Shanghai) Co.,Ltd	Loh Siow Lee
____________________________ (Seal)	/s/ Loh Siow Lee
Date:September 18. 2025	Date:September 18, 2025